Exhibit 24.1

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Paul S. Otellini, Andy D. Bryant, F. Thomas Dunlap, and each of them his true and lawful attorney-in-fact to:

  execute for and on behalf of the undersigned, in the undersigned’s capacity as Chief Executive Officer of Intel Corporation (the "Company"), any and all Forms 10-Q and other filings, statements and certifications (collectively, "Forms") required to be filed by the company or the undersigned in accordance with the Securities Exchange Act of 1934 and the rules thereunder or Title 18 of the United States Code;

  do and perform all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form and timely file such Form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to the Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that no such attorney-in-fact, in serving in such capacity at the request of the undersigned, is hereby assuming, nor is the Company hereby assuming, any of the undersigned’s responsibilities to comply with the Securities Exchange Act of 1934 or Title18 of the United States Code.

This Power of Attorney shall remain in full force and effect until September 1, 2002, unless earlier revoked by the undersigned in a signed writing or email delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th day of July 2002.
/s/ C.R. Barrett
Craig R. Barrett

Subscribed and sworn to me this 30th day of July  2002 .

/s/ Tina Purdie
Notary Public My Commission Expires: August 23, 2003